EXHIBIT 4 (ae)


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                                WARRANT AGREEMENT

     WARRANT AGREEMENT, dated as of December 7, 1998, between DIGITAL LAVA INC., a Delaware corporation (the "Company"), and the persons whose names and addresses are set forth on Schedule I annexed hereto (the "Holders").

                              W I T N E S S E T H:

     WHEREAS, pursuant to a subscription agreement of even date hereof between the Company and the Holders, Holders shall be issued an aggregate of up to 5.5 units of the Company's securities ("Units"), each Unit consisting of (i) a subordinated promissory note in the principal amount of $100,000 (individually, a "Promissory Note" and collectively, the "Promissory Notes"), and (ii) warrants (the "Warrants") to purchase shares of the Company's common stock, par value $.0001 per share ("Common Stock," shares of Common Stock shall be referred to as "Shares" or "Common Shares").

     NOW THEREFORE, in consideration of the premises herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Issue. At the earlier of (x) the closing of an anticipated initial public offering of the Company's securities (the "IPO") or (y) six months from the date hereof (the "Warrant Certificate Delivery Date"), the Company shall issue to each Holder a certificate (the "Warrant Certificate") dated as of the date hereof providing each Holder with the right to purchase, at any time commencing on the earlier of one year from the date hereof or six months after closing of the IPO (the "Initial Exercise Date") until 5:30 p.m., New York time, on December 7, 2003, up to that number of Common Shares equal to the product of
(i) the number of Units purchased by such Holder times (ii) 50,000. Such shares shall be referred to as the "Warrant Shares". The number of Warrant Shares shall be subject to adjustment as provided in Section 9 hereof, and the exercise price per Warrant Share (also subject to adjustment as provided in Section 9 hereof) shall equal 130% of the offering price of the Common Shares sold by the Company in the IPO (the "IPO Price"). If there has not been a closing of the IPO on or before the date that is six months from the date hereof, the number of Warrant Shares per Unit will equal the product of (x) 50,000 times (y) the most recent calculation of the reverse share split anticipated to have occurred immediately prior to the IPO (which, as of the date hereof, is 9.01) and the exercise price will be $1.00. The Company will give prompt written notice of the actual number of Warrants shares issuable upon exercise of the Warrants as well as the exercise price thereof to the Holders, pursuant to Section 9.3 hereof, as determined in accordance with the foregoing sentences.

     2. Warrant Certificate. A Warrant Certificate shall be delivered to each Holder, to further evidence rights herein and shall be in the form set forth in
Exhibit X, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement.

     3. Exercisability of Warrants. The Warrants shall be exercisable at any time commencing on the Initial Exercise Date until 5:30 p.m., New York time, on December 7, 2003.




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     4. Procedure for Exercise of Warrants.

     4.1 Cash Exercise. The Warrants are exercisable at an aggregate initial exercise price per Warrant Share set forth in Section 1 hereof payable by certified check or official bank check in New York Clearing House funds. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Warrant Shares purchased, at the Company's principal offices in Los Angeles, California (presently located at 10850 Wilshire Boulevard, Suite 1260, Los Angeles, CA 90024) the registered holder of a Warrant Certificate (individually a "Holder" and sometimes collectively the "Holders") shall be entitled to receive a certificate for the Warrant Shares so purchased. The purchase rights represented by the Warrant Certificate are exercisable at the option of the Holder thereof in whole or in part (but not as to fractional Common Shares underlying the Warrants). In the case of the purchase of less than all the Warrant Shares purchasable under the Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Warrant Shares purchasable thereunder.

     4.2 Cashless Exercise. In addition to the exercise of all or a portion of the Warrants by the payment of the Exercise Price in cash or check as set forth in Section 4.1 above, and in lieu of any such payment, the Holder has the right to exercise the Warrants, in full or in part, by surrendering the Warrant Certificate with the annexed Form of Election to Purchase duly executed, in exchange for the number of Warrant Shares equal to the product of (x) the number of Warrant Shares as to which the Warrants are being exercised multiplied by (y) a fraction, the numerator of which is the Current Market Price of the Common Shares (as defined below) less the Exercise Price then in effect and the denominator of which is the Current Market Price.

     4.3 Current Market Price. The term "Current Market Price" shall be deemed to be the last reported sale price, or, in case no reported sale takes place on such day, the average of the last reported sales price for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Common Shares are listed or admitted to trading, or if the Common Shares are not listed or admitted to trading on any national securities exchange or quotation by NASDAQ-NMS, the average closing bid price as reported through NASDAQ (or any similar organization if NASDAQ is no longer reporting such bid) or, if the Common Shares are not so listed, admitted or quoted, as determined in good faith by the Board of Directors of the Company based on the best information available to it.

     5. Issuance of Certificate. Upon the exercise of the Warrants, the issuance of a certificate for Warrant Shares (or Other Securities) shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificate shall (subject to the provisions of Sections 6 and 8 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificate unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     The Warrant Certificate and the certificate representing the Warrant Shares (or Other Securities) shall be executed on behalf of the Company by the manual or facsimile signature of the then present



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Chairman or Vice  Chairman of the Board of  Directors  or  President or any Vice
President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or any Assistant Secretary of the Company. The Warrant Certificate shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

     5.1 Ownership of Common Shares. Upon the Holder exercising the Warrant, it shall be deemed to be the owner of the Warrant Shares upon delivery to the Company, regardless of when the certificates representing the Warrant Shares are issued.

     6. Transfer of Warrants. The Holder of the Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof. The Warrants may be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, without restriction, subject to compliance with applicable securities laws.

     7. Exercise Price.

     7.1 Initial and Adjusted  Exercise Price.  Except as otherwise  provided in
Section 9 hereof, the initial exercise price of each Warrant shall be the price set forth in Section 1 hereof. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 9 hereof.

     7.2 Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

     8. Registration Under the Securities Act of 1933. Subject to the Registration Rights Agreement between the Company and the Holders dated as of the date hereof, the Warrants, the Warrant Shares and any of the Other Securities issuable upon exercise of the Warrants have not been registered under the Securities Act of 1933, as amended (the "Act"). Upon exercise, in whole or in part, of the Warrants, a certificate representing the Warrant Shares underlying the Warrants, and any of the Other Securities issuable upon exercise of the Warrants (collectively, the "Warrant Securities") shall bear the following legend unless such Warrant Shares or other securities previously have been registered under the Act in accordance with the terms hereof:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

     9. Adjustments to Exercise Price and Number of Securities. The Exercise Price and, in some cases, the number of Warrant Shares purchasable upon the exercise of the Warrants, shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 9.




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     9.1  Subdivision or Combination of Common Shares and Common Share Dividend.
In case the Company shall at any time subdivide its outstanding Common Shares into a greater number of Common Shares or declare a dividend upon its Common Shares payable solely in Common Shares, the Exercise Price in effect immediately prior to such subdivision or declaration shall be proportionately reduced, and the number of Warrant Shares issuable upon exercise of the Warrants shall be proportionately increased. Conversely, in case the outstanding Common Shares of the Company shall be combined into a smaller number of Common Shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, and the number of Warrant Shares issuable upon exercise of the Warrants shall be proportionately reduced.

     9.2 Dilutive Issuances. In the event that the Company shall sell or issue at any time after the date of this Warrant and prior to its termination, Shares (other than Excluded Shares, as defined in Section 9.2.5), or any other equity securities or rights (including Company treasury stock) which are exercisable, exchangeable or convertible into Shares, at a consideration per Share less than the IPO Price (if a closing under the IPO has occurred on or before the date that is six months from the date hereof) or less than $1.00 (if no such closing has occurred), as the case may be, then the Exercise Price shall be adjusted to a new Exercise Price (calculated to the nearest cent) determined by dividing

          (a) an amount equal to (i) the total number of Shares Outstanding (as defined below and subject to adjustment in the manner set forth in Section 9.1) on the date of issuance of this Warrant before such issuance or sale multiplied by the Exercise Price in effect on the date of issuance of this Warrant (subject, however, to adjustment in the manner set forth in Section 9.1), plus (ii) the aggregate of the amount of all consideration, if any, received by the Company for the issuance or sale of Shares since the date of issuance of this Warrant, by

          (b) the total number of Shares Outstanding immediately after such issuance or sale.

In no event shall any such adjustment be made pursuant to this Section 9.2 if it would increase the Exercise Price in effect immediately prior to such adjustment, except as provided in Sections 9.2.3 and 9.2.4. Upon each adjustment of the Exercise Price pursuant to this Section 9.2, the holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

     9.2.1 Definitions. For purposes of this Section 9.2, the following definitions shall apply:

          (a) "Convertible Securities" shall mean any indebtedness or securities convertible into or exchangeable for Shares.

          (b) "Options" shall mean any rights, warrants or options to subscribe for or purchase Shares or Convertible Securities other than rights, warrants or options to purchase Excluded Securities (as defined in Section 9.2.5).




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          (c)  "Shares  Outstanding"  shall  mean the  aggregate  of all  Shares outstanding and all Shares issuable upon exercise of all outstanding Options and conversion of all outstanding Convertible Securities.

     9.2.2 For the purposes of this Section 9.2, the following provisions shall also be applicable:

          9.2.2.1 Cash Consideration. In case of the issuance or sale of additional Shares for cash, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company for such Shares (or, if such Shares are offered by the Company for subscription, the subscription price, or, if such Shares are sold to underwriters or dealers for public offering without a subscription offering, the public offering price), without deducting therefrom any compensation or discount paid or allowed to underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith.

          9.2.2.2 Non-Cash Consideration. In case of the issuance (otherwise than upon conversion or exchange of Convertible Securities) or sale of additional Shares, Options or Convertible Securities for a consideration other than cash or a consideration a part of which shall be other than cash, the fair value of such consideration as determined by the Board of Directors (if any, otherwise by the Managers) of the Company in the good faith exercise of its business judgment (in a duly authorized resolution certified by the secretary of the Company), irrespective of the accounting treatment thereof, shall be deemed to be the value, for purposes of this
     Section 9, of the consideration other than cash received by the Company for such securities. If the Holder does not agree with the valuation, he may seek the opinion of a mutually acceptable appraiser. This cost shall be borne by the Company, unless the value determined by the appraiser is within 5% of the value determined by the Board.

          9.2.2.3 Options and Convertible Securities. In case the Company shall in any manner issue or grant any Options or any Convertible Securities, the total maximum number of Shares of issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable shall (as of the date of issue or grant of such Options or, in the case of the issue or sale of Convertible Securities other than where the same are issuable upon the exercise of Options, as of the date of such issue or sale) be deemed to be issued and to be outstanding for the purpose of this Section 9.2 and to have been issued for the sum of the amount (if any) paid for such Options or Convertible Securities and the amount (if any) payable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable; provided that, subject to the provisions of Section 9.2.3, no further adjustment of the Exercise Price shall be made upon the actual issuance of any such Shares or Convertible Securities or upon the conversion or exchange of any such Convertible Securities.

     9.2.3 Change in Option Price or Conversion Rate. In the event that the purchase price provided for in any Option referred to in subsection 9.2.2.3, or the rate at which any Convertible Securities referred to in subsection 9.2.2.3 are convertible into or exchangeable for Shares shall change at any time (other than under or by reason of provisions designed to protect against dilution), then, for purposes of any adjustment required by Section 9.2, the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price that would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional



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consideration  or  conversion  rate,  as the case may be, at the time  initially granted, issued or sold, provided that if such readjustment is an increase in the Exercise Price, such readjustment shall not exceed the amount (as adjusted by Sections 9.1 and 9.2) by which the Exercise Price was decreased pursuant to
Section 9.2 upon the issuance of the Option or Convertible Security. In the event that the purchase price provided for in any such Option referred to in subsection 9.2.2.3, or the additional consideration (if any) payable upon the conversion or exchange of any Convertible Securities referred to in subsection 9.2.2.3, or the rate at which any Convertible Securities referred to in subsection 9.2.2.3 are convertible into or exchangeable for Shares, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Shares upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security; the Exercise Price then in effect hereunder shall, upon issuance of such Shares, be adjusted to such amount as would have obtained had such Option or Convertible Security never been issued and had adjustments been made only upon the issuance of the Shares delivered as aforesaid and for the consideration actually received for such Option or Convertible Security and the Shares, provided that if such readjustment is an increase in the Exercise Price, such readjustment shall not exceed the amount (as adjusted by Sections 9.1 and 9.2) by which the Exercise Price was decreased pursuant to Section 9.2 upon the issuance of the Option or Convertible Security.

     9.2.4 Termination Of Option or Conversion Rights. In the event of the termination or expiration of any right to purchase Shares under any Option granted after the date of this Warrant or of any right to convert or exchange Convertible Securities issued after the date of this Warrant, the Exercise Price shall, upon such termination, be readjusted to the Exercise Price that would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Shares issuable thereunder shall no longer be deemed to be Shares Outstanding, provided that if such readjustment is an increase in the Exercise Price, such readjustment shall not exceed the amount (as adjusted by Sections 9.1 and 9.2) by which the Exercise Price was decreased pursuant to Section 9.2 upon the issuance of the Option or Convertible Security. The termination or expiration of any right to purchase Shares under any Option granted prior to the date of this Warrant or of any right to convert or exchange Convertible Securities issued prior to the date of this Warrant shall not trigger any adjustment to the Exercise Price, but the Shares issuable under such Options or Convertible Securities shall no longer be counted in determining the number of Shares Outstanding on the date of issuance of this Warrant for purposes of subsequent calculations under this Section 9.2.

     9.2.5 Excluded Shares. Notwithstanding anything herein to the contrary, the Exercise Price shall not be adjusted pursuant to this Section 9.2 by virtue of the issuance and/or sale of Excluded Shares, which shall mean the following: (a) Shares issuable upon the exercise of the Warrants; (b) Shares, Options or Convertible Securities to be issued and/or sold to employees, advisors (including, without limitation, financial, technical and legal advisers), directors, or officers of, or consultants to, the Company or any of its subsidiaries pursuant to the Company's existing 1996 Stock Option Plan (which has reserved for issuance 250,000 Common Shares, on a post-reverse split basis) or any other stock option plan duly adopted by the Board of Directors and stockholders of the Company; (c) the issuance of Shares, Options and/or Convertible Securities pursuant Options and Convertible Securities outstanding as of the date of this Warrant or which the Company has a current obligation to issue at some future date; (d) the issuance of Shares, Options or Convertible Securities as a share dividend or upon any subdivision or combination of Shares or Convertible Securities (for which appropriate adjustments are to be made pursuant to Section 9.1 hereof); (e) the issuance of Shares (including those Shares issuable upon the exercise or conversion of Options or Convertible Securities) in connection a strategic partnership or other business and/or product consolidation or joint venture and (f) the issuance of Shares, Options and



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Convertible   Securities  in  connection  with  the  IPO   (including,   without
limitation, those issued as part of the underwriter's over-allotment option and as compensation to the underwriter). For all purposes of this Section 9.2, all Shares of Excluded Shares shall be deemed to have been issued for an amount of consideration per Share equal to the initial Exercise Price (subject to adjustment in the manner set forth in Section 9.1). In addition, if the amount of any adjustment pursuant to this Section 9 shall be less than two cents (24) per Warrant Share no adjustment to the Exercise Price or to the number of Warrant Shares issuable upon the exercise of the Warrants shall be made; provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents (24) per Warrant Share.

     9.3 Notice of Adjustment. Promptly after adjustment of the Exercise Price or any increase or decrease in the number of Warrant Shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company. The notice shall be signed by the Company's chief financial officer and shall state
(i) the effective date of the adjustment and the Exercise Price resulting from such adjustment and (ii) the increase or decrease, if any, in the number of Common Shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     9.4 Other Notices. If at any time:

          (a) the  Company  shall  declare  any cash  dividend  upon its  Common
     Shares;

          (b) the Company shall declare any dividend upon its Common Shares payable in securities (other than a dividend payable solely in Common Shares) or make any special dividend or other distribution to the holders of its Common Shares;

          (c) there shall be any consolidation or merger of the Company with another corporation, or a sale of all or substantially all of the Company's assets to another corporation; or

          (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall give, by certified or registered mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, (i) at least 15 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such dissolution, liquidation or winding-up; (ii) at least 10 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger or sale, and (iii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 15 days' written notice of the date when the same shall take place. Any notice given in accordance with clause (i) above shall also specify, in the case of any such dividend, distribution or option rights, the date on which the holders of Common Shares shall be entitled thereto. Any notice given in accordance with clause (iii) above shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. If the Holder of



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the Warrant does not exercise this Warrant  prior to the  occurrence of an event described above, except as provided in Sections 9.1 and 9.5, the Holder shall not be entitled to receive the benefits accruing to existing holders of the Common Shares in such event.

     9.5 Changes in Common Shares. In case at any time the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, business combination or other sale or conveyance of all or substantially all of the Company's assets or recapitalization of the Common Shares) in which the previously outstanding Common Shares shall be changed into or exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being herein called the "Transaction" and the date of consummation of the Transaction being herein called the "Consummation Date"), then, as a condition of the consummation of the Transaction, lawful and adequate provisions shall be made so that each Holder, upon the exercise hereof at any time on or after the Consummation Date, shall be entitled to receive, and this Warrant shall thereafter represent the right to receive, in lieu of the Common Shares issuable upon such exercise prior to the Consummation Date, the highest amount of Common Shares and/or other securities, rights and property receivable upon such consolidation, merger, sale or conveyance to which such Holder would actually have been entitled as a holder of an Common Share upon the consummation of the Transaction if such Holder had exercised such Warrant immediately prior thereto. The provisions of this Section 9.5 shall similarly apply to successive Transactions.

     10. Exchange and Replacement of Warrant Certificate. The Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of the Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

     11. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Common Shares upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Common Shares or Other Securities.

     12. Reservation of Securities. The Company shall at all times reserve and keep available out of its authorized Common Shares, solely for the purpose of issuance upon the exercise of the Warrants, such number of Common Shares or Other Securities as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all Common Shares or Other Securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any holder of Common Shares.

     13. Notices to Warrant Holder. Except as otherwise provided in Section 9.4, nothing contained in this Agreement shall be construed as conferring upon the Holder by virtue of his holding the Warrant the right to vote or to consent or to receive notice as a holder of a Common Share in respect of any meetings of such holders for the election of directors or any other matter, or as having any rights whatsoever as such a holder of the Company.

     14. Notices.

     All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:

          (a) If to the registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

          (b) If to the Company, to the address set forth in Section 4 hereof (with copy to: Ehrenreich Eilenberg Krause & Zivian, LLP 11 East 44th Street, 17th Floor, New York, NY 10017/Attn. Jeffrey D. Abbey, Esq.) or to such other address as the Company may designate by notice to the Holder.

     15. Supplements and Amendments. The Company and Holder may from time to time supplement or amend this Agreement in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and Holder may deem necessary or desirable.

     16. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holder and their respective successors and assigns hereunder.

     17. Termination. This Agreement shall terminate at the close of business on the fifth anniversary of the issuance of the Warrants.

     18. Governing Law. This Agreement and the Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of the State of New York without giving effect to the rules of the State of New York governing the conflicts of laws. Any action or proceeding relating to this Agreement and the Warrant Certificate may be brought in the courts of New York sitting in New York County, or in the United States courts located in New York County, New York, and each of the parties irrevocably consents to the jurisdiction of such courts in any such action or proceeding.

     19. Entire Agreement; Modification. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

     20. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

     21. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

     22. Delays or Omission. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement (other than delays by the Holder in the timely exercise of the Warrant), upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

     23. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and Holder any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and Holder.

     24. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed, as of the day and year first above written.

Very truly yours,

DIGITAL LAVA INC.

By:     /s/ Danny Gampe
        ------------------------------
        Authorized Officer

ACCEPTED AND AGREED TO:
INVESTOR:



--------------------------------
Name:
Address:


Social Security/Tax I.D. No.:__________


NO. OF UNITS OF SUBSCRIPTION:___

                                                                       EXHIBIT X
                                                                              TO
                                                               WARRANT AGREEMENT

                          [FORM OF WARRANT CERTIFICATE]

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

                    EXERCISABLE FROM [Initial Exercise Date]
                                      UNTIL
           5:30 P.M., NEW YORK TIME, [5th anniversary of Closing Date]

No. W-LAVA-98-[__]                                          [_________] Warrants


                               WARRANT CERTIFICATE

     This Warrant Certificate certifies that _____________________ or his/her registered assigns ("Holder"), is the registered holder of [___] Warrants to purchase initially at any time commencing on the [Initial Exercise Date] until 5:30 p.m. New York time on [fifth anniversary of Closing Date] ("Expiration Date"), up to [____________________] fully-paid and non-assessable shares of common stock, par value $.0001 per share ("Common Shares") of DIGITAL LAVA INC., a Delaware corporation (the "Company"), at an initial exercise price, subject to adjustment in certain events (the "Exercise Price"), equal to [$____] per share, upon surrender of this Warrant Certificate and payment of the initial exercise price at an office or agency of the Company, but subject to the conditions set forth herein and in the Warrant Agreement dated as of the date hereof between the Company and Holder (the "Warrant Agreement"). Payment of the Exercise Price shall be made by certified check or official bank check in New York Clearing House funds payable to the order of the Company, unless exercise is made pursuant to Section 4.2 of the Warrant Agreement.

     No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Holder (the word "Holder" meaning the registered holder) of the Warrants.

     The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new

Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificate shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

     Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

     Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

     The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed.

Dated as of December 7, 1998


                                        DIGITAL LAVA INC.



                                        By:    /s/  Danny Gampe
                                               --------------------------
                                               Authorized Officer

                         [FORM OF ELECTION TO PURCHASE]

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ______________ Common Shares and herewith tenders in payment for such securities a certified check or official bank check payable in New York Clearing House Funds to the order of DIGITAL LAVA INC. in the amount of $___________, all in accordance with the terms of Section 4 of the Warrant Agreement dated as of [Closing Date] between DIGITAL LAVA INC. and the undersigned (or its assignor). The undersigned requests that a certificate for such securities be registered in the name of ________________________________________ whose address is ______________________
and that such  Certificate  be  delivered  to  _____________  whose  address  is
______________.

Dated: ______________________

                                        Signature: _____________________________
                                        (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)



                                        ________________________________________
                                        (Insert   Social   Security   or   Other
                                        Identifying Number of Holder)

                              [FORM OF ASSIGNMENT]



             (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificate.)


                           FOR VALUE RECEIVED ____________ hereby sells, assigns
and transfers unto




                 _______________________________________________
                  (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated: _______________

                                        Signature: _____________________________
                                        (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)




                                        ________________________________________
                                        (Insert   Social   Security   or   Other
                                        Identifying Number of Assignee)

                                                  Aggregate
Investor (Name)                                   Amount Invested
---------------                                   ---------------

1.    Paul C. Bellone                             $10,000

2.    Marshall S. Blackham                        $50,000

3.    Kamlesh Bulchandani                         $50,000

4.    Kamlesh Bulchandani Custodian               $25,000

5.    Kamlesh Bulchandani Custodian               $25,000

6.    Kamlesh Bulchandani Custodian               $25,000

7.    William P. Conner                           $20,000

8.    Charles Read                                $20,000

9.    Adi B. Shroff                               $25,000

10.   Henry W. Stigler                            $300,000